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                                           CUSTODIAN AGREEMENT


THIS CUSTODIAN AGREEMENT dated November 1, 1988, between IDS Tax-
Free Money Fund, Inc., a Minnesota Corporation (hereinafter also called the "Corporation") and First National Bank of Minneapolis, a corporation organized under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (hereinafter also called the "Custodian").

WHEREAS, the Corporation desires that its securities and cash be hereafter held and administered by Custodian pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and the Custodian agree as follows:

Section 1.  Definitions

The word "securities" as used herein shall be construed to include, without being limited to, shares, stocks, treasury stocks, including any stocks of this Corporation, notes, bonds, debentures, evidences of indebtedness, options to buy or sell stocks or stock indexes, certificates of interest or participation in any profit-sharing agreements, collateral trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional or undivided interests in oil, gas or other mineral rights, or any certificates of interest or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing, acceptances and other obligations and any evidence of any right or interest in or to any cash, property or assets and any interest or instrument commonly known as a security. In addition, for the purpose of this Custodian Agreement, the word "securities" also shall include any other instruments in which the Corporation may invest.

The words "custodian order" shall mean a request or direction, including a computer printout, directed to the Custodian and signed in the name of the Corporation by any two individuals designated in the current certified list referred to in Section 2.

The word "facsimile" shall mean an exact copy or likeness which is electronically transmitted for instant reproduction.

Section 2.  Names, Titles and Signatures of Authorized Persons

The Corporation will certify to the Custodian the names and signatures of its present officers and other designated persons authorized on behalf of the Corporation to direct the Custodian by custodian order as hereinbefore defined. The Corporation agrees that whenever any change occurs in this list it will file with the Custodian a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation as having been duly adopted by the Board of Directors or the Executive Committee of the Board of Directors of the Corporation designating those persons currently

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authorized on behalf of the Corporation to direct the Custodian by custodian order, as hereinbefore defined, and upon such filing (to be accompanied by the filing of specimen signatures of the designated persons) the persons so designated in said resolution shall constitute the current certified list. The Custodian is authorized to rely and act upon the names and signatures of the individuals as they appear in the most recent certified list from the Corporation which has been delivered to the Custodian as hereinabove provided.

Section 3.  Use of Subcustodians

The Custodian may make arrangements, where appropriate, with other banks having not less than two million dollars aggregate capital, surplus and undivided profits for the custody of securities and cash.

All subcustodians of the Custodian (such subcustodians, collectively, the "Subcustodians"), shall be subject to the instructions of the Custodian and not to those of the Corporation and shall act solely as agent of the Custodian.

Section 4.  Receipt and Disbursement of Money

(1) The Custodian shall open and maintain a separate account or accounts in the name of the Corporation or cause its agent to open and maintain such account or accounts subject only to checks, drafts or directives by the Custodian pursuant to the terms of this Agreement. The Custodian or its agent shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Corporation. The Custodian or its agent shall make payments of cash to or for the account of the Corporation from such cash only:

       (a) for the purchase of securities for the portfolio of the Corporation upon the receipt of such securities by the Custodian or its agent;

       (b) for the purchase or redemption of shares of capital stock of the Corporation;

       (c) for the payment of interest, dividends, taxes, management fees, or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services);

       (d) for payment of distribution fees, commissions, or redemption fees, if any;

       (e) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Corporation held by or to be delivered to the Custodian;

       (f) for payments in connection with the return of securities loaned by the Corporation upon receipt of such securities or the reduction of collateral upon receipt of proper notice;

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       (g)     for payments for other proper corporate purposes; or

       (h)     upon the termination of this Agreement.

Before making any such payment for the purposes permitted under the terms of items (a), (b), (c), (d), (e), (f) or (g) of paragraph (1) of this section, the Custodian shall receive and may rely upon a custodian order directing such payment and stating that the payment is for such a purpose permitted under these items (a), (b), (c),
(d), (e), (f) or (g) and that in respect to item (g), a copy of a resolution of the Board of Directors or of the Executive Committee of the Board of Directors of the Corporation signed by an officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is made. Notwithstanding the above, for the purposes permitted under items (a) or (f) of paragraph (1) of this section, the Custodian may rely upon a facsimile order.

(2) The Custodian is hereby appointed the attorney-in-fact of the Corporation to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Corporation and drawn on or to the order of the Corporation and to deposit same to the account of the Corporation pursuant to this Agreement.

Section 5.  Use of Depository

Subject to such rules, regulations or guidelines as the Securities and Exchange Commission may adopt, the Custodian may deposit all or any part of the securities owned by the Corporation in a securities depository which includes any system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

Section 6.  Transfer Exchange, Delivery, etc. of Securities

The Custodian shall have sole power to release or deliver any securities of the Corporation held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it or its agent hereunder only:

       (a) for sales of such securities for the account of the Corporation, upon receipt of payment therefore;

       (b) when such securities are called, redeemed, retired or otherwise become payable;

       (c) for examination upon the sale of any such securities in accordance with "street delivery" custom which would include delivery against interim receipts or other proper delivery receipts;
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       (d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

       (e) for the purpose of exchanging interim receipts or temporary certificates for permanent certificates;

       (f) upon conversion of such securities pursuant to their terms into other securities;

       (g) upon exercise of subscription, purchase or other similar rights represented by such securities;

       (h) for loans of such securities by the Corporation upon receipt of collateral; or

       (i)     for other proper corporate purposes.

As to any deliveries made by the Custodian pursuant to items (a),
(b), (c), (d), (e), (f), (g) and (h), securities or cash received in exchange therefore shall be delivered to the Custodian, its agent, or to a securities depository. Before making any such transfer, exchange or delivery, the Custodian shall receive a custodian order or a facsimile from the Corporation requesting such transfer, exchange or delivery and stating that it is for a purpose permitted under Section 6 (whenever a facsimile is utilized, the Corporation will also deliver an original signed custodian order) and, in respect to item (i), a copy of a resolution of the Board of Directors or of the Executive Committee of the Board of Directors of the Corporation signed by an officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the securities, setting forth the purpose for which such payment, transfer, exchange or delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such transfer, exchange or delivery of such securities shall be made.

Section 7.  Custodian's Acts Without Instructions

Unless and until the Custodian receives a contrary custodian order from the Corporation, the Custodian shall or shall cause its agent to:

       (a) present for payment all coupons and other income items held by the Custodian or its agent for the account of the Corporation which call for payment upon presentation and hold all cash received by it upon such payment for the account of the Corporation;

       (b) present for payment all securities held by it or its agent which mature or when called, redeemed, retired or otherwise become payable;

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       (c) ascertain all stock dividends, rights and similar securities to be issued with respect to any securities held by the Custodian or its agent hereunder, and to collect and hold for the account of the Corporation all such securities; and

       (d) ascertain all interest and cash dividends to be paid to security holders with respect to any securities held by the Custodian or its agent, and to collect and hold such interest and cash dividends for the account of the Corporation.

Section 8.  Voting and Other Action

Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Corporation. The Custodian shall promptly deliver to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Corporation), but without indicating the manner in which such proxies are to be voted.

Custodian shall transmit promptly to the Corporation all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Corporation. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Corporation all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

Section 9.  Transfer Taxes

The Corporation shall pay or reimburse the Custodian for any transfer taxes payable upon transfers of securities made hereunder, including transfers resulting from the termination of this Agreement. The Custodian shall execute such certificates in connection with securities delivered to it under this Agreement as may be required, under any applicable law or regulation, to exempt from taxation any transfers and/or deliveries of any such securities which may be entitled to such exemption.

Section 10.  Custodian's Reports

The Custodian shall furnish the Corporation as of the close of business each day a statement showing all transactions and entries for the account of the Corporation. The books and records of the Custodian pertaining to its actions as Custodian under this Agreement and securities held hereunder by the Custodian shall be open to inspection and audit by officers of the Corporation, internal auditors employed by the Corporation's investment adviser, and independent auditors employed by the Corporation. The Custodian shall furnish the Corporation in such form as may reasonably be requested by the Corporation a report, including a list of the securities held by it in custody for the account of the

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Corporation, identification of any subcustodian, and identification of such securities held by such subcustodian, as of the close of business of the last business day of each month, which shall be certified by a duly authorized officer of the Custodian. It is further understood that additional reports may from time to time be requested by the Corporation. Should any report ever be filed with any governmental authority pertaining to lost or stolen securities, the Custodian will concurrently provide the Corporation with a copy of that report.

The Custodian also shall furnish such reports on its systems of internal accounting control as the Corporation may reasonably request from time to time.

Section 11.  Concerning Custodian

For its services hereunder the Custodian shall be paid such compensation at such times as may from time to time be agreed on in writing by the parties hereto in a Custodian Fee Agreement.

The Custodian shall not be liable for any action taken in good faith upon any custodian order or facsimile herein described or certified copy of any resolution of the Board of Directors or of the Executive Committee of the Board of Directors of the Corporation, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

The Corporation agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from the Custodian's or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Corporation for such items. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Corporation, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Corporation shall be security therefore.

The Custodian shall maintain a standard of care equivalent to that which would be required of a bailee for hire and shall not be liable for any loss or damage to the Corporation resulting from participation in a securities depository unless such loss or damage arises by reason of any negligence, misfeasance, or willful misconduct of officers or employees of the Custodian, or from its failure to enforce effectively such rights as it may have against any securities depository or from use of an agent, unless such loss or damage arises by reason of any negligence, misfeasance, or willful misconduct of officers or employees of the Custodian, or from its failure to enforce effectively such rights as it may have against any agent.

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The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities, except pursuant to the directive of the Corporation and only for the account of the Corporation as set forth in Section 6 of this Agreement.

Section 12.  Termination and Amendment of Agreement

The Corporation and the Custodian mutually may agree from time to time in writing to amend, to add to, or to delete from any provision of this Agreement.

The Custodian may terminate this Agreement by giving the Corporation ninety days' written notice of such termination by registered mail addressed to the Corporation at its principal place of business.

The Corporation may terminate this Agreement at any time by written notice thereof delivered, together with a copy of the resolution of the Board of Directors authorizing such termination and certified by the Secretary of the Corporation, by registered mail to the Custodian.

Upon such termination of this Agreement, assets of the Corporation held by the Custodian shall be delivered by the Custodian to a successor custodian, if one has been appointed by the Corporation, upon receipt by the Custodian of a copy of the resolution of the Board of Directors of the Corporation certified by the Secretary, showing appointment of the successor custodian, and provided that such successor custodian is a bank or trust company, organized under the laws of the United States or of any State of the United States, having not less than two million dollars aggregate capital, surplus and undivided profits. Upon the termination of this Agreement as a part of the transfer of assets, either to a successor custodian or otherwise, the Custodian will deliver securities held by it hereunder, when so authorized and directed by resolution of the Board of Directors of the Corporation, to a duly appointed agent of the successor custodian or to the appropriate transfer agents for transfer of registration and delivery as directed. Delivery of assets on termination of this Agreement shall be effected in a reasonable, expeditious and orderly manner; and in order to accomplish an orderly transition from the Custodian to the successor custodian, the Custodian shall continue to act as such under this Agreement as to assets in its possession or control. Termination as to each security shall become effective upon delivery to the successor custodian, its agent, or to a transfer agent for a specific security for the account of the successor custodian, and such delivery shall constitute effective delivery by the Custodian to the successor under this Agreement.

In addition to the means of termination hereinbefore authorized, this Agreement may be terminated at any time by the vote of a majority of the outstanding shares of the Corporation and after written notice of such action to the Custodian.

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Section 13.  General

Nothing expressed or mentioned in or to be implied from any provision of this Agreement is intended to, or shall be construed to give any person or corporation other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any covenant, condition or provision herein contained, this Agreement and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

This Agreement shall be governed by the laws of the State of Minnesota.


Attest:                          IDS TAX-FREE MONEY FUND, INC.


  /s/William C. Herber           By  /s/Leslie L. Ogg
     William C. Herber                  Leslie L. Ogg
     Secretary                          Vice President


                                 FIRST NATIONAL BANK OF MINNEAPOLIS



                                 By  /s/Robert Spies
                                        Vice President